FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FIRST QUARTER 2013 RESULTS

- - Further Margin Improvement Drives Earnings Growth - -

COLUMBUS, Ohio, USA - May 2, 2013 - Mettler-Toledo International Inc. (NYSE: MTD) today announced first quarter results for 2013. Provided below are the highlights:

•	Sales in local currency decreased by 2% in the quarter compared with the prior year. Reported sales also decreased 2%, as currency had no impact on sales in the quarter.

•
Net earnings per diluted share as reported (EPS) were $1.69, compared with $1.62 in the first quarter of 2012. Adjusted EPS was $1.84, an increase of 11% over the prior-year amount of $1.66. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

First Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Market conditions were challenging, particularly in Europe and Asia. However, I am pleased to report that we continue to have strong execution in our various margin improvement and cost control initiatives, resulting in good EPS growth.”

EPS was $1.69, compared with the prior-year amount of $1.62. Adjusted EPS was $1.84, an increase of 11% over the prior-year amount of $1.66.

Sales were $524.4 million, a 2% decrease in local currency sales, compared with $535.4 million in the prior-year quarter. Reported sales also decreased 2%, as currency had no impact on sales in the quarter. By region, local currency sales increased 1% in the Americas and decreased 5% in Europe and decreased 2% in Asia / Rest of World. Adjusted operating income amounted to $85.4 million, a 6% increase from the prior-year amount of $80.8 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $23.7 million, compared with $20.8 million in the prior-year quarter.

Cost Control Measures

As part of the cost control measures announced in the second quarter of 2012, the Company recorded pre-tax restructuring charges of $5.0 million in the quarter.

Outlook

The Company updated its outlook for 2013 and noted that uncertainty in demand exists in most of its markets, which makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in 2013 will be in the range of 1% to 3%, with growth stronger in the second half of the year. This sales growth will result in Adjusted EPS in the range of $10.40 to $10.60, an increase of 8% to 10%. This compares to previous guidance of Adjusted EPS in the range of $10.30 to $10.55.

The Company stated that, based on its assessment of market conditions today, management anticipates that local currency sales growth for the second quarter of 2013 will be in the range of 0% to 2%, and Adjusted EPS will be in the range of $2.30 to $2.35, an increase of 7% to 9%.

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Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “While market conditions remain challenging with significant uncertainty in the global economy, we expect conditions to improve as the year progresses. We made adjustments to our cost structure last year in anticipation of slower market growth. Therefore, while we will continue to monitor the environment closely, we believe we are well positioned to expand margins despite modest sales growth expectations for the year. We remain focused on the execution of our strategic initiatives and continue to see opportunities to further gain market share, despite the environment.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, May 2) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	March 31, 2013		% of sales	March 31, 2012	% of sales

Net sales	$524,353	(a)	100.0	$535,400	100.0
Cost of sales	245,100		46.7	258,298	48.2
Gross profit	279,253		53.3	277,102	51.8

Research and development	27,700		5.3	28,667	5.4
Selling, general and administrative	166,120		31.7	167,641	31.3
Amortization	5,122		1.0	5,199	1.0
Interest expense	5,400		1.0	5,823	1.1
Restructuring charges	5,002		1.0	308	0.1
Other charges (income), net	773		0.1	156	0.0
Earnings before taxes	69,136		13.2	69,308	12.9

Provision for taxes	16,592		3.2	16,981	3.2
Net earnings	$52,544		10.0	$52,327	9.8

Basic earnings per common share:
Net earnings	$1.73			$1.66
Weighted average number of common shares	30,299,569			31,531,915

Diluted earnings per common share:
Net earnings	$1.69			$1.62
Weighted average number of common
and common equivalent shares	31,101,979			32,386,924

Note:
(a) Local currency sales decreased 2% as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	March 31, 2013		% of sales	March 31, 2012	% of sales

Earnings before taxes	$69,136			$69,308
Amortization	5,122			5,199
Interest expense	5,400			5,823
Restructuring charges	5,002			308
Other charges (income), net	773			156
Adjusted operating income	$85,433	(b)	16.3	$80,794	15.1

Note:
(b) Adjusted operating income increased 6% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	March 31, 2013	December 31, 2012

Cash and cash equivalents	$93,209	$101,702
Accounts receivable, net	410,650	437,390
Inventories	199,574	198,939
Other current assets and prepaid expenses	125,505	126,889
Total current assets	828,938	864,920

Property, plant and equipment, net	466,165	469,421
Goodwill and other intangible assets, net	561,198	569,915
Other non-current assets	214,305	213,144
Total assets	$2,070,606	$2,117,400

Short-term borrowings and maturities of long-term debt	$17,959	$41,600
Trade accounts payable	116,678	142,362
Accrued and other current liabilities	343,658	378,715
Total current liabilities	478,295	562,677

Long-term debt	421,913	347,131
Other non-current liabilities	370,176	380,373
Total liabilities	1,270,384	1,290,181

Shareholders’ equity	800,222	827,219
Total liabilities and shareholders’ equity	$2,070,606	$2,117,400

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended
	March 31,
	2013	2012
Cash flow from operating activities:
Net earnings	$52,544	$52,327
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,881	7,775
Amortization	5,122	5,199
Deferred tax provision	(3,354)	(2,061)
Excess tax benefits from share-based payment arrangements	(256)	(276)
Other	2,831	4,185
Decrease in cash resulting from changes in
operating assets and liabilities	(42,096)	(46,352)
Net cash provided by operating activities	23,672	20,797

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	36	87
Purchase of property, plant and equipment	(19,018)	(18,529)
Net cash used in investing activities	(18,982)	(18,442)

Cash flows from financing activities:
Proceeds from borrowings	141,959	60,879
Repayments of borrowings	(89,334)	(93,878)
Proceeds from exercise of stock options	7,069	12,838
Excess tax benefits from share-based payment arrangements	256	276
Repurchases of common stock	(72,300)	(63,721)
Other financing activities	(483)	(164)
Net cash used in financing activities	(12,833)	(83,770)

Effect of exchange rate changes on cash and cash equivalents	(350)	2,006

Net decrease in cash and cash equivalents	(8,493)	(79,409)
Cash and cash equivalents:
Beginning of period	101,702	235,601
End of period	$93,209	$156,192

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$23,672	$20,797
Excess tax benefits from share-based payment arrangements	256	276
Payments in respect of restructuring activities	4,646	1,582
Proceeds from sale of property, plant and equipment	36	87
Purchase of property, plant and equipment	(19,018)	(18,529)
Free cash flow	$9,592	$4,213

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended March 31, 2013	(5)%	2%	(3)%		(2)%

Local Currency Sales Growth
Three Months Ended March 31, 2013	(5)%	1%	(2)%		(2)%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

			Three months ended
			March 31,
			2013		2012		% Growth

EPS as reported, diluted			$1.69		$1.62		4%

Restructuring charges, net of tax			0.12	(a)	0.01	(a)
Purchased intangible amortization, net of tax			0.03	(b)	0.03	(b)

Adjusted EPS, diluted			$1.84		$1.66		11%

Notes:
(a)
Represents the EPS impact of restructuring charges of $5.0 million ($3.8 million after tax) and $0.3 million ($0.2 million after tax) for the three months ended March 31, 2013 and 2012, respectively, which primarily include severance costs.

(b)			Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $1.1 million for the three month periods ended March 31, 2013 and 2012, respectively.

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